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                                                                   EXHIBIT 99.1


FOR IMMEDIATE RELEASE

INVESTOR CONTACT:
Elizabeth Boland: 617-673-8000

MEDIA CONTACT:
Ilene Hoffer:     617-673-8000


                    BRIGHT HORIZONS FAMILY SOLUTIONS REPORTS
                        SECOND QUARTER FINANCIAL RESULTS

BOSTON, MA - (July 24, 2003) - Bright Horizons Family Solutions, Inc. (Nasdaq:
BFAM) today announced financial results for the second quarter and six months ended June 30, 2003.

Earnings per diluted share of $0.39 in the quarter ended June 30, 2003 increased 30% from $0.30 per diluted share for the quarter ended June 30, 2002. Revenue for the second quarter increased 17% to $117.0 million from $100.0 million for the same quarter last year. Net income for the second quarter of 2003 increased 30% to $5.1 million from $4.0 million in the second quarter of 2002.

Earnings per diluted share of $0.74 for the six months ended June 30, 2003 increased 25% from $0.59 per diluted share for the six months ended June 30, 2002. Revenue for the first six months increased 18% to $229.5 million from $194.4 million for the same period last year. Net income for the first six months of 2003 increased 26% to $9.7 million from $7.7 million in the first six months of 2002.

"We are pleased to report another strong quarter," said David Lissy, Chief Executive Officer. "I am proud of the way we have continued to grow our organization by maintaining our strong mission and high quality service levels while delivering solid financial results."

During the second quarter, Bright Horizons expanded its network to include new child care centers in the US for ICOS, Standard Process, Compuware and a fourth center for Bristol-Myers Squibb. The Company also added two new centers in the UK and Ireland. At the end of the second quarter, the Company operated 481 early care and education centers, with the capacity to serve 56,000 children and families.

"I am also pleased to announce that, earlier this week, we expanded our reach into elementary education through the acquisition of Brookfield Academy in the Oakland County area of Michigan. Brookfield operates four early care and elementary schools offering preschool through fifth grade education to more than 800 students," added Lissy. "The four academies have a 25-year track record and have built a strong reputation for quality and educational excellence, and they join our existing elementary schools in Seattle, Washington and Palm Beach, Florida, as part of our Schools Division."

"We recently received the results of our annual parent satisfaction survey," added Mary Ann Tocio, President and Chief Operating Officer. "They showed that 98.8% of our parents were either highly satisfied or satisfied with the quality of care and education that their children experience in our centers. It is extremely gratifying to know how much the quality of our programs and dedication of our teachers is valued. We are grateful for this acknowledgement of our performance, and are reminded each day of the opportunities we have to enrich the experiences of children in our care."

Bright Horizons Family Solutions will host an investor conference call today at 4:30 pm EST. The public is invited to listen to the conference call by dialing 973-582-2706. Replays of the entire call will be available through Friday, August 8, 2003 at 973-341-3080, PIN# 4021167. The conference call will also be webcast and can be accessed through the Investor Relations section of the Bright Horizons Web site, www.brighthorizons.com. A copy of this press release is also available on the Web site.

                                      ####

Bright Horizons Family Solutions is the world's leading provider of employer-sponsored child care and early education, managing more than 480 early care and education centers in the United States, Europe, Canada and the Pacific Rim. Bright Horizons serves more than 400 clients, including 84 FORTUNE 500 companies and 54 of the "100 Best Companies for Working Mothers," as recognized by Working Mother magazine. Bright Horizons is one of FORTUNE magazine's "100 Best Companies to Work for in America."

This press release contains forward-looking statements, which involve a number of risks and uncertainties. Bright Horizons Family Solutions' actual results may vary significantly from the results anticipated in these forward-looking statements as a result of certain factors. These include the ability of the Company to 1) execute contracts relating to new commitments, 2) to enroll families in new as well as existing centers, and 3) to open new centers for clients who control construction, and the impact of government tax and fiscal policies on employers considering work-site child care, as well as other factors that are discussed in detail in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

                     BRIGHT HORIZONS FAMILY SOLUTIONS NOTES
                         SELECTED FINANCIAL INFORMATION
                                  (Unaudited)
                      (in thousands except per share data)


                                                                     Three months ended
                                                    ------------------------------------------------------
                                                            6/30/2003                      6/30/2002
                                                    -----------------------        -----------------------

Revenue                                             $ 117,047         100.0%       $  99,954         100.0%

Cost of services                                       99,031          84.6%          84,997          85.0%
                                                    ---------         -----        ---------         -----
Gross profit                                           18,016          15.4%          14,957          15.0%

Selling, general and administrative expenses            9,225           7.9%           8,139           8.1%
Amortization                                               88           0.1%              74           0.1%
                                                    ---------         -----        ---------         -----

Income from operations                                  8,703           7.4%           6,744           6.8%

Net interest income                                        77           0.1%              12           0.0%
                                                    ---------         -----        ---------         -----

Income before income taxes                              8,780           7.5%           6,756           6.8%

Income tax provision                                   (3,653)         -3.1%          (2,797)         -2.8%
                                                    ---------         -----        ---------         -----

Net income                                          $   5,127           4.4%       $   3,959           4.0%
                                                    =========         =====        =========         =====

PER SHARE DATA:
Net income per share - basic                        $    0.41                      $    0.32
                                                    =========                      =========
Weighted average number of common
 shares outstanding                                    12,600                         12,384
                                                    =========                      =========

Net income per share - diluted                      $    0.39                      $    0.30
                                                    =========                      =========
Weighted average number of common
and common equivalent shares                           13,240                         13,091
                                                    =========                      =========

SUPPLEMENTAL INFORMATION:

Earning before interest, taxes,
     depreciation and amortization (EBITDA)*        $  11,356                      $   9,052

Reconciliation of net income to EBITDA:

Net income, as reported                             $   5,127                      $   3,959
Add back income tax provision                           3,653                          2,797
Less net interest income                                  (77)                           (12)
                                                    ---------                      ---------
Income from operations                                  8,703                          6,744
Add back depreciation                                   2,565                          2,234
Add back amortization                                      88                             74
                                                    ---------                      ---------
Earning before interest, taxes,
     depreciation and amortization (EBITDA)         $  11,356                      $   9,052


* EBITDA is used as a financial performance indicator within the child care industry and is presented for informational purposes only. EBITDA is not a financial measure under generally accepted accounting principles and may be subject to varying methods of calculation and may not be comparable to other similarly titled measures by other companies.

                     BRIGHT HORIZONS FAMILY SOLUTIONS NOTES
                         SELECTED FINANCIAL INFORMATION
                                  (Unaudited)
                      (in thousands except per share data)


                                                                     Six months ended
                                                    --------------------------------------------------------
                                                            6/30/2003                        6/30/2002
                                                    ------------------------        ------------------------

Revenue                                             $ 229,454          100.0%       $ 194,430          100.0%

Cost of services                                      194,330           84.7%         165,304           85.0%
                                                    ---------         ------        ---------         ------
Gross profit                                           35,124           15.3%          29,126           15.0%

Selling, general and administrative expenses           18,450            8.0%          15,787            8.1%
Amortization                                              215            0.1%             183            0.1%
                                                    ---------         ------        ---------         ------

Income from operations                                 16,459            7.2%          13,156            6.8%

Net interest income                                       115            0.0%              35            0.0%
                                                    ---------         ------        ---------         ------

Income before income taxes                             16,574            7.2%          13,191            6.8%

Income tax provision                                   (6,919)          -3.0%          (5,514)          -2.9%
                                                    ---------         ------        ---------         ------

Net income                                          $   9,655            4.2%       $   7,677            3.9%
                                                    =========         ======        =========         ======

PER SHARE DATA:
Net income per share - basic                        $    0.77                       $    0.62
                                                    =========                       =========
Weighted average number of common
 shares outstanding                                    12,526                          12,341
                                                    =========                       =========

Net income per share - diluted                      $    0.74                       $    0.59
                                                    =========                       =========
Weighted average number of common
and common equivalent shares                           13,127                          13,035
                                                    =========                       =========

SUPPLEMENTAL INFORMATION:

Earning before interest, taxes,
     depreciation and amortization (EBITDA)*        $  21,737                       $  17,685

Reconciliation of net income to EBITDA:

Net income, as reported                             $   9,655                       $   7,677
Add back income tax provision                           6,919                           5,514
Less net interest income                                 (115)                            (35)
                                                    ---------                       ---------
Income from operations                                 16,459                          13,156
Add back depreciation                                   5,063                           4,346
Add back amortization                                     215                             183
                                                    ---------                       ---------
Earning before interest, taxes,
     depreciation and amortization (EBITDA)         $  21,737                       $  17,685


* EBITDA is used as a financial performance indicator within the child care industry and is presented for informational purposes only. EBITDA is not a financial measure under generally accepted accounting principles and may be subject to varying methods of calculation and may not be comparable to other similarly titled measures by other companies.